                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ____________

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                             _____________________


     Date of Report (Date of earliest event reported) January 10, 2001


                                 TIDEWATER INC.
             (Exact name of registrant as specified in its charter)

        Delaware                   1-6311                  72-0487776
(State of incorporation)    (Commission File Number)      (IRS Employer
                                                        Identification No.)

    601 Poydras Street, Suite 1900                            70130
(Address of principal executive offices)                    (Zip Code)

                                 (504) 568-1010
              (Registrant's telephone number, including area code)

                                      N/A
         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.


     On January 10, 2001, the Company issued the following press release:


FOR IMMEDIATE RELEASE

TIDEWATER COMMITS TO THE CONSTRUCTION OF TWELVE NEW VESSELS

NEW ORLEANS - Tidewater Inc. (NYSE: TDW) announced today that it has signed contracts with two Far East shipyards for the construction of eight vessels as part of Tidewater's new build program announced in January 2000. It has also announced that its subsidiary, Quality Shipyard L.L.C., will build a total of four vessels.

The $305 million in new build commitments falls on the heels of Tidewater's recent purchase of eight similar vessels from The Sanko Steamship Co., Ltd.

The eight vessels to be built outside the United States will be comprised of five large 280-foot anchor handling towing supply vessels with greater than 20,000 horsepower and three 260-foot platform supply vessels. The four vessels being built at Quality Shipyard will be similar platform supply vessels and will be built to full Jones Act compliance.

"We are looking forward to introducing a state-of-the-art Tidewater fleet to the world through this new build program," said Chief Financial Officer Keith Lousteau. "The overall new build program is priced exactly in line with our budgeted goal of approximately $300 million in commitments. We anticipate being able to pay for these new boats through present and forecasted cash flows without the need to take on any long-term debt."

Scheduled delivery of the new vessels will commence in December of 2001 and will continue throughout 2002, with the final delivery expected in January of 2003.

"This is an exciting time at Tidewater, with new vessels being purchased and built over the next few years," said Tidewater's Chairman, President and Chief Executive Officer William C. O'Malley. "The demand for the vessels we have previously purchased and that are already operational has been strong. We anticipate that these new ships will be working from delivery if market conditions remain stable or continue to improve as we anticipate."

Tidewater Inc. owns and operates over 570 vessels, the world's largest fleet of vessels serving the international offshore energy industry.

Contact: Keith Lousteau
Phone: (504) 568-1010
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                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    TIDEWATER INC.


                                    By: s/ Cliffe F. Laborde
                                        -------------------------------------
                                        Cliffe F. Laborde
                                        Executive Vice President, General
                                        Counsel and Secretary


Date:  January 10, 2001